UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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SUN HYDRAULICS CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SUN HYDRAULICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Monday, June 4, 2012

Notice hereby is given that the Annual Meeting of Shareholders of Sun Hydraulics Corporation, a Florida corporation, will be held on Monday, June 4, 2012, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243, for the following purposes:

1. To elect three Directors to serve until the Annual Meeting in 2015, and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

2. To approve the adoption of the Sun Hydraulics Corporation 2011 Equity Incentive Plan;

3. To approve the adoption of the Sun Hydraulics Corporation 2012 Nonemployee Director Fees Plan;

4. To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the year 2012;

5. To conduct an advisory vote on executive compensation; and

6. To transact such other business as properly may come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2011 Annual Report of the Company is enclosed. Shareholders of record at the close of business on April 9, 2012, are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire.

If your shares are held in street name by a brokerage, your broker will supply you with a proxy to be returned to the brokerage. It is important that you return the form to the brokerage as quickly as possible so that the brokerage may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

By Order of the Board of Directors,

GREGORY C. YADLEY
Secretary

Sarasota, Florida

April 20, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDERS MEETING TO BE HELD ON JUNE 4, 2012

This Proxy Statement and our 2011 Annual Report to Shareholders are available at:

http://www.easyir.com/easyir/firl.do?easyirid=DDC62B1F65007EB6

SUN HYDRAULICS CORPORATION

1500 West University Parkway

Sarasota, Florida 34243

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of Sun Hydraulics Corporation (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2012 Annual Meeting of Shareholders, which will be held on Monday, June 4, 2012, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243 (the “Meeting”).

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy first has been mailed to shareholders is April 20, 2012.

The close of business on April 9, 2012, has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of April 9, 2012, 25,923,270 shares of the Company’s Common Stock, par value $.001 per share, were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on April 9, 2012, on all matters that come before the Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Abstentions and broker non-votes are not counted in determining whether a proposal has been approved.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of eight members. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of shareholders in the year in which their terms expire, and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death.

The term of office of three of the Company’s current eight Directors, Allen J. Carlson, Wolfgang H. Dangel and John S. Kahler, will expire at the Meeting. The Nominating Committee of the Board of Directors has selected Messrs. Carlson, Dangel and Kahler as nominees to stand for reelection to the Board at the Meeting. In making these nominations, the Nominating Committee reviewed the backgrounds of the nominees and believes that each nominee (as well as each other continuing Director whose term does not expire at the Meeting) has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight.

Biographical information for the three nominees for Director is set forth below under “Directors and Executive Officers.” As indicated in these biographies, the nominees have extensive experience in a variety of fields, have demonstrated significant leadership skills and have experience in the oversight of public companies due to their prior service as Directors of the Company and, in some cases, other companies.

Shareholders may vote for up to three nominees for the class of Directors who will serve until the Company’s annual meeting in 2015. If a quorum is present at the meeting, Directors will be elected by a plurality of the votes cast. Shareholders may not vote cumulatively in the election of Directors. In the event either of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Ferdinand E. Megerlin and David N. Wormley, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

The Board of Directors recommends that you vote “FOR” Messrs. Carlson, Dangel and Kahler to serve until the Company’s annual meeting in 2015, and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death. Executed proxies in the accompanying form will be voted at the Meeting in favor of the election as directors of the nominees named above, unless authority to do so is withheld.

GOVERNANCE OF THE COMPANY

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s Directors, nominees for Director, and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position

Allen J. Carlson	61	President, Chief Executive Officer and Director (term expiring in 2012), Nominee for Director (term expiring in 2015)

Jeffrey Cooper	71	Officer

Tricia L. Fulton	45	Chief Financial Officer

Steven Hancox	51	Officer

Tim A. Twitty	45	Officer

Marc Bertoneche	65	Director (term expiring in 2013) and a member of the Audit Committee

Wolfgang H. Dangel	48	Director (term expiring in 2012), Nominee for Director (term expiring in 2015) and a member of the Audit, Compensation and Governance and Nominating Committees

John S. Kahler	72	Director (term expiring in 2012), Nominee for Director (term expiring in 2015) and a member of the Audit and Governance and Nominating Committees

Christine L. Koski	54	Director (term expiring in 2014) and a member of the Compensation and Governance and Nominating Committees

Philippe Lemaitre	62	Director (term expiring in 2013) and a member of the Audit and, Compensation Committees

Ferdinand E. Megerlin	73	Chairman of the Board, Director (term expiring in 2013)

David N. Wormley	72	Director (term expiring in 2014) and a member of the Compensation and Governance and Nominating Committees

Mr. Carlson joined the Company in March 1996 and served as Vice President from January 2000 until May 2000, when he was named President and Chief Executive Officer. From October 1977 to March 1996, Mr. Carlson held various engineering, marketing and management positions for Vickers Incorporated, a wholly-owned subsidiary of Trinova Corporation. He is a graduate of the Milwaukee School of Engineering and the Advanced Management Program at the Harvard Business School. Mr. Carlson is past chair and a member of the executive committee of the board of directors of the National Fluid Power Association, and he serves on the board of regents of the Milwaukee School of Engineering. He also is a director of Tervis Tumbler Company. With over 38 years experience in the fluid power industry and 16 years with the Company, nearly 12 as President and Chief Executive Officer, Mr. Carlson has deep institutional knowledge and perspective regarding the Company’s strengths, challenges and opportunities.

Mr. Cooper joined the Company in December 1990 as an engineer and has been an Officer since September 1991. He is primarily involved with product development and marketing. From August 1987 to December 1990, he was Engineering Manager, Mobile Valves, of Vickers, Incorporated, a wholly-owned subsidiary of Trinova Corporation, and from September 1979 to August 1986, he served as Vice President of Engineering for Double A Products Company. Mr. Cooper is an engineering graduate of Willesden College of Technology, London, England. Mr. Cooper has over 38 years experience in the fluid power industry.

Ms. Fulton joined the Company in March 1997 and held positions of increasing responsibility, including Corporate Controller, prior to being named Chief Financial Officer on March 4, 2006. From July 1995 to March 1997, Ms. Fulton served as the Director of Accounting for Plymouth Harbor. From November 1991 to July 1995, she served in various financial capacities for Loral Data Systems. From September 1989 to September 1991, Ms. Fulton was an auditor with Deloitte & Touche. Ms. Fulton is a graduate of Hillsdale College and the General Management Program at the Harvard Business School. She serves on the board of directors of the National Fluid Power Association and as Chairperson of the Association’s Future Leaders Network.

Mr. Hancox joined Sun Hydraulics Limited, Coventry, England, in September 1989, as Engineering Manager responsible for cartridge valve production. Other responsibilities have included stock control and sales and marketing. He was named General Manager in March 2011. In September 2011, he became a director of Sun Hydraulics Limited and Sun Hydraulik Holdings Limited. Mr. Hancox worked for Integrated Hydraulics Limited from March 1982 to August 1989 as a design engineer for cartridge valves and manifolds, also being involved in production. He received a Higher National Diploma in manufacturing and production engineering from North Warwickshire College of Technology and Art in Nuneaton, England.

Mr. Twitty joined the Company in November 1993, serving in positions of increasing responsibility. He is primarily involved with factory automation, process development and manufacturing operations leadership. He was named an Officer on March 3, 2007. Mr. Twitty is a graduate of the University of South Florida and Vincennes University. He serves as a member of the board of directors of Sarasota Manatee Manufacturers Association.

Dr. Bertoneche holds a chair as Professor in Business Administration at the University of Bordeaux in France, and was on the Faculty of INSEAD, the European Institute of Business Administration in Fontainebleau, France, for more than 20 years. He is a Visiting Professor at the Harvard Business School and an Associate Fellow at the University of Oxford. He is a graduate of University of Paris and earned his MBA and PhD from Northwestern University. Dr. Bertoneche also is a director of Total Infrastructures Gaz France. He has served as a Director of the Company since August 2001. As an academic and a consultant to universities and businesses throughout the world, Dr. Bertoneche brings a global perspective and depth of experience in the finance area.

Mr. Dangel has been President Automotive and Chassis and a member of the Executive Board of the Schaeffler Group since September 2011. Prior to that time, he served as President of Schaeffler Group Asia/Pacific and has served as a member of the Extended Management Board of Schaeffler Group (Global) since January 2007. He previously served as President and CEO of Bosch Rexroth North America, from January 2001 to December 2006. Prior to that, Mr. Dangel was affiliated with other Mannesmann and Rexroth companies, including as Managing Director and Chairman of the Management Board of Mannesmann Rexroth (China) Ltd. from June 1996 to December 2000. Mr. Dangel also serves as a director of FAG India, Ltd.

and previously served as a member of the board of directors of the National Fluid Power Association. He holds a Masters Degree in Economics from the University of Applied Sciences in Rosenheim, Germany. Mr. Dangel has served as a Director of the Company since June 2009. With more than a decade of direct experience working in the fluid power industry and extensive experience in Asia, Mr. Dangel brings a wealth of knowledge regarding the customers and markets in which the Company’s products are sold.

Mr. Kahler served as President, CEO and a Director of Cincinnati Incorporated, a company in which he filled various leadership positions for sixteen years, until his retirement in February 2005. A graduate of Carnegie Mellon University and the Harvard Business School, Mr. Kahler has served as a Director of Sun since 1998. His engineering background and his experience as a chief executive officer of a company manufacturing hydraulically powered heavy industrial metal-working machinery provide the Board with valuable experience and insight.

Ms. Koski joined the executive team of nMetric, LLC as head of marketing in July 2006 and has served as its President and Chief Executive Officer since January 2011. Prior to joining nMetric, Ms. Koski founded Koski Consulting Group, Inc. in June 2001 to work with start-up companies in the area of business strategy and marketing. From 1980 through 2000, Ms. Koski held various positions in sales, product management, purchasing, sales management, and international marketing management with Celanese A.G. or its former affiliates, including Celanese Ltd., Hoechst AG and Hoechst Celanese Chemical Group Ltd. Ms. Koski has served as a Director of the Company since May 2000. She also serves on the board of directors of Oragenics, Inc. (ORNI) and as a director of Cheltec, Inc. Ms. Koski is the volunteer executive director of the Dallas Dinner Table, which focuses on improving racial communication in the Dallas Metroplex. Ms. Koski is also a member of the National Association of Corporate Directors, Dallas Chapter, and is an alumnus of Harvard’s Corporate Board Effectiveness Program led by Professor Jay Lorsch. As the daughter of the Company’s founder, Ms. Koski has a unique understanding of the Company’s culture. Her international sales and marketing background contribute to the Board’s overall level of experience in these areas. Ms. Koski graduated from St. Lawrence University with a BS degree in chemistry and received an Executive MBA degree from Southern Methodist University.

Mr. Lemaitre retired in November 2006 as Chairman, President and Chief Executive Officer of Woodhead Industries, Inc., a publicly-held automation and electrical products manufacturer, upon its sale to Molex. Before joining Woodhead in 1999, Mr. Lemaitre was Corporate Vice President and Chief Technology Officer of AMP, Inc. and was also in charge of AMP Computer and Telecom Business Group Worldwide. Prior to joining AMP, Mr. Lemaitre was an Executive Vice President of TRW, Inc. and also General Manager of TRW Automotive Electronics Group Worldwide. He previously held various management and research engineering positions with TRW, Inc., International Technegroup, Inc., General Electric Company and Engineering Systems International. Mr. Lemaitre also serves as a director of Multi-Fineline Electronix, Inc. (MFLX), and was appointed as Chairman of the Board in March 2011. He is also audit chair of MFLX. He holds a Master of Civil Engineering degree from Ecole Spéciale des Travaux Publics, Paris, France, and a Master of Science degree from the University of California at Berkeley, California. Mr. Lemaitre has served as a Director of the Company since June 2007. Mr. Lemaitre’s more than 30 years experience in the development of technology and technology-driven businesses, and his track record of successfully managing global business functions including sales, engineering, research and manufacturing operations, provides a wealth of experience in key areas of the Company’s business.

Dr. Megerlin retired in March 2003 as a member of the Executive Board of Linde AG and Chairman and Managing Director of the Linde Material Handling Division of Aschaffenburg, Germany. Prior to such time, he also was Chairman of Linde’s U.S. subsidiaries Linde Hydraulics Corp., Canfield, Ohio, and Linde Lift Truck Corp., Sommerville, South Carolina. Within VDMA, Germany’s association for mechanical and plant engineering, Dr. Megerlin formerly was Chairman and a member of the Executive Board of the German Fluid Power Association. He is a mechanical engineer and received his Dipl-Ing (M.S.) degree from the Technical University of Karlsruhe, Germany, and his Dr.-Ing. (Ph.D.) from TH Aachen, Germany. Dr. Megerlin has served as a Director of the Company since May 1998 and as Chairman of the Board since June 2007. With over 36 years of experience in the fluid power industry, including serving as chief executive of a very large company with operations and facilities throughout the world, Dr. Megerlin has extensive knowledge regarding the Company’s products, markets and customers. His success as the first Chairman of the Board who was not previously an employee of the Company has contributed to the Company’s evolution as a more forward-looking, strategic international company.

Dr. Wormley is the Dean of the Engineering School at Pennsylvania State University, where he has taught since 1992. He previously served as Associate Dean of Engineering at the Massachusetts Institute of Technology (MIT) from 1991 to 1992, and Head of MIT’s Department of Mechanical Engineering from 1982 to 1991. He is past president of the American Society for Engineering Education and is a fellow in the American Society of Mechanical Engineers. Dr. Wormley has served as a Director of the Company since December 1992. He also serves as a director of Michael Baker Corporation. He is an engineer and earned his Ph.D. from the Massachusetts Institute of Technology. Highly regarded in the engineering community, domestically and internationally, Dr. Wormley brings to the Board strong administrative and leadership skills developed as the dean of one of the nation’s premier engineering schools. As the Company’s longest-serving director, he also has an institutional knowledge that contributes to the Company’s ability to exploit its historical strengths as it explores future opportunities.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Board of Directors acts as a collaborative body that encourages broad participation of each of the Directors at Board meetings and in the committees, described below, on which they serve. The Board believes that a majority of Directors should be independent. Prior to each Board meeting the independent directors meet informally, and they also meet in regular executive sessions of the Board of Directors. The Company currently separates the functions of Chairman of the Board and Chief Executive Officer. The Chairman of the Board, who is a non-management, independent Director chairs the meetings of the Board and also serves as a non-voting ex officio member of each of the Board committees. He sets the agenda for each meeting, after soliciting suggestions from management and the other Directors. Given the size of the Company, its international operations and its culture of individual initiative and responsibility, the Board believes that its leadership structure is appropriate. The Board believes that a relatively small number of Directors, comprised of individuals with diverse backgrounds in terms of geographic, cultural and subject matter experience, strong leadership and collaborative skills, is best equipped to oversee the Company and its management.

The Company’s culture emphasizes individual integrity, initiative and responsibility, and employs a horizontal leadership structure in which there are not rigid reporting requirements. Compensation is not based on financial or productivity metrics or on other objective criteria that would encourage individuals undertaking undue risk for personal financial gain. The Board has delegated to the Audit Committee the responsibility for financial risk and fraud oversight, to consider for approval all transactions involving conflicts of interest and to monitor compliance with the Company’s Code of Ethics. The Board has determined that a separate risk oversight committee is not necessary to monitor other risks. Instead, the Chief Executive Officer reports to the full Board, at least annually, regarding material risks that the Company faces and may in the future face, the risk management system that management has implemented to address those risks and other information regarding how risk analysis is incorporated into the Company’s corporate strategy and day-to-day business operations.

Independence and Committees of the Board of Directors

Independence of Directors. At its meeting in March 2011, the Board undertook a review of Director independence. It determined that there were no transactions or relationships between any of the Directors or any member of the Director’s immediate family and the Company and its subsidiaries and affiliates. The purpose of this review was to determine the independence of each of the Directors under the rules of the Nasdaq Stock Market and, for audit committee members, also under the rules of the Securities and Exchange Commission. The Board determined that, other than the CEO, all of the Company’s Directors (Messrs. Bertoneche, Dangel, Kahler, Lemaitre, Megerlin, and Wormley and Ms. Koski, except with respect to the audit committee) qualify as independent.

The Board of Directors has the standing committees listed below.

Audit Committee.

The Audit Committee, which consists of Marc Bertoneche (Chair), Wolfgang Dangel, John Kahler (Vice Chair) and Philippe Lemaitre, held seven meetings in 2011. The Board of Directors determined, under applicable SEC and NASDAQ rules, that all of the members of the Audit Committee are independent and that Dr. Bertoneche meets the qualifications as an Audit Committee Financial Expert and he has been so designated. The functions of the Audit Committee are to select the independent public accountants who will prepare and issue an audit report on the annual financial statements of the Company and a report on the Company’s internal controls over financial reporting, to establish the scope of and the fees for the prospective annual audit with the independent public accountants, to review the results thereof with the independent public accountants, to review and approve non-audit services of the independent public accountants, to review compliance with existing major accounting and financial policies of the Company, to review the adequacy of the financial organization of the Company, to review management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls, to review compliance with federal and state laws relating to accounting practices and to review and approve transactions, if any, with affiliated parties. It also invites and investigates reports regarding accounting, internal accounting controls or auditing irregularities or other matters. The Audit Committee is responsible for review of management’s monitoring of the Company’s compliance with its Code of Ethics and the periodic review and update of the code. No waivers of the Company’s Code of Ethics were requested or granted during the year ended December 31, 2011. The Code of Ethics is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

The Audit Committee is governed by a written charter approved by the Board of Directors. The charter was revised in March 2012 and is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Compensation Committee.

The Compensation Committee, which consists of Wolfgang Dangel (Chair), Christine Koski, Philippe Lemaitre (Vice Chair) and David Wormley, oversees the Company’s compensation program, including executive compensation and the review, approval and recommendation to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto. The Committee administers the Company’s restricted stock and stock option plans and carries out the responsibilities required by the rules of the Securities and Exchange Commission. The Committee met five times during 2011.

The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter was revised in March 2012 and is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Governance and Nominating Committee.

The Governance and Nominating Committee, which consists of Wolfgang Dangel, John Kahler, Christine Koski (Vice Chair) and David Wormley (Chair), held four meetings in 2011. The primary purpose of the Committee is to identify and recommend to the Board individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board; develop and recommend to the Board corporate governance guidelines and policies for the Company, and monitor the Company’s compliance with good corporate governance standards.

The Governance and Nominating Committee is governed by a written charter approved by the Board of Directors. The charter was revised in March 2012 and is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

In March 2004, the Board adopted a Statement of Policy Regarding Director Nominations, setting forth qualifications of Directors, procedures for identification and evaluation of candidates for nomination, and procedures for recommendation of candidates by shareholders. As set forth in the Statement of Policy, a candidate for Director should meet the following criteria:

•	must, above all, be of proven integrity with a record of substantial achievement;

•	must have demonstrated ability and sound judgment that usually will be based on broad experience;

•	must be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings and the annual shareholders’ meeting;

•	must possess a judicious and somewhat critical temperament that will enable objective appraisal of management’s plans and programs; and

•	must be committed to building sound, long-term Company growth.

Other than the foregoing, the Board does not believe there is any single set of qualities or skills that an individual must possess to be an effective Director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a Director. Rather, the Committee will consider each candidate in light of the strengths of the other members of the Board of Directors and the needs of the Board and the Company at the time of the election.

The Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the Governance and Nominating Committee strives to nominate Directors with diverse backgrounds in terms of geographic, cultural and subject matter experience that are complementary to those of the other Directors so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business.

The Committee will take whatever actions it deems necessary under the circumstances to identify qualified candidates for nomination for election as a member of the Board of Directors, including the use of professional search firms, recommendations from Directors, members of senior management and security holders. All such candidates for any particular seat on the board shall be evaluated based upon the same criteria, including those set forth above and such other criteria as the Committee deems suitable under the circumstances existing at the time of the election.

Shareholder recommendations for Nomination as a Director. In order for the Committee to consider a candidate recommended by a shareholder, the shareholder must provide to the Corporate Secretary, at least 120, but not more than 150, days prior to the date of the shareholders’ meeting at which the election of Directors is to occur, a written notice of such security holder’s desire that such person be nominated for election at the upcoming shareholders meeting; provided, however, that in the event that less than 120 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth business day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

A shareholder’s notice of recommendation must set forth:

(a)	as to each person whom the shareholder proposes be considered for nomination for election as a Director,

(i)	the name, age, business address and residence address of the person,

(ii)	the person’s principal occupation or employment during the past five years,

(iii)	the number of shares of Company common stock beneficially owned by the person,

(iv)

any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and

(v)	the consent of the person to serve as a Director, if so elected; and

(b)	as to the shareholder giving the notice

(i)	the name and record address of shareholder,

(ii)	the number of shares of Company common stock beneficially owned by the shareholder,

(iii)	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person pursuant to which the nominations are to be made, and

(iv)	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named.

Director Participation and Relationships

The Board of Directors held four meetings during 2011. Each Director attended at least 75% of the aggregate meetings of the Board and of each committee of which he or she was a member in 2011.

The Board of Directors, in March 2004, adopted a policy stating that it is in the best interests of the Company that all Directors and nominees for Director attend each annual meeting of the shareholders of the Company. The policy provides that the Board, in selecting a date for the annual shareholders meeting, will use its best efforts to schedule the meeting at a time and place that will allow all Directors and nominees for election as Directors at such meeting to attend the meeting. The policy further provides that an unexcused absence under the policy should be considered by the Governance and Nominating Committee in determining whether to nominate a Director for re-election at the end of his or her term of office. All of the Directors attended last year’s annual meeting of shareholders.

No family relationships exist between any of the Company’s Directors and executive officers. There are no arrangements or understandings between Directors and any other person concerning service as a Director.

Compensation Committee Interlocks and Insider Participation

None.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all of them complied with the Section 16(a) filing requirements in 2011, except for one late Form 4 filing regarding the conversion of certain of Mr. Lemaitre’s shares under the Company’s 2004 Nonemployee Director Equity and Deferred Compensation Plan.

Communications with the Board of Directors

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sun Hydraulics Corporation, 1500 West University Parkway, Sarasota, Florida 34243. Under the process for such communications established by the Board of Directors, the Chairman of the Board reviews all such correspondence and regularly forwards it, or a summary of the correspondence, to all of the other members of the Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Additionally, correspondence that, in the opinion of the Chairman, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is forwarded to the Chair of the Audit Committee.

AUDIT COMMITTEE REPORT

The following report shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring

Organizations of the Treadway Commission (COSO). The primary purpose of the Audit Committee is to oversee the Company’s financial reporting activities. The Audit Committee selects the Company’s independent accountants and meets regularly with them to review and approve the scope of their audit, report, recommendations and fees.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2011, with the Company’s management and with Mayer Hoffman McCann P.C. the Company’s independent accountants (“MHM”). Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed with the Company’s management and MHM their respective reports on the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act as of December 31, 2011. The Audit Committee has discussed with MHM the matters required to be discussed by AU Section 380 (Communication With Audit Committees).

The Audit Committee has also received written disclosures and the letter from MHM required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with MHM its independence. The Audit Committee has considered the provision of all non-audit services by MHM and has determined that such services are compatible with the firm maintaining its independence from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Marc Bertoneche, Chairman

John S. Kahler, Vice Chairman

Wolfgang H. Dangel

Philippe Lemaitre

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2011, the Company had no material relationships or transactions with any of the Directors or executive officers, or their affiliates. Under the Company’s Code of Ethics, all employees, including the CEO, the CFO and the person performing the functions of a controller, are instructed to avoid any personal activity, investment or association which could appear to interfere with their good judgment concerning the Company’s best interests. The Company’s policy is that if an employee or Director is related in any way to a vendor or customer, someone other than that employee or Director should be the one to decide whether the Company will do business with that person. The Audit Committee must approve all transactions in which an officer or Director, or any member of such person’s family, may have a personal interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED SHAREHOLDER MATTERS

The following table sets forth as of April 9, 2012, information as to the beneficial ownership of the Company’s Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for Director, (iii) each Named Executive Officer of the Company, and (iv) all Directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class

Beverly Koski (3) 5135 Willow Leaf Drive Sarasota, FL 34241	4,433,811	17.1%

Christine L. Koski (3) 3525 Turtle Creek Boulevard #19B Dallas, TX 75219	4,283,211	16.5%

Thomas L. Koski (3) 4995 Ashley Parkway Sarasota, FL 34241	4,210,608	16.2%

Robert C. Koski (3) 7305 Crape Myrtle Way Sarasota, FL 34241	3,998,470	15.4%

Koski Family Limited Partnership 3525 Turtle Creek Boulevard #19B Dallas, TX 75219	3,985,058	15.4%

Brown Capital Management, LLC and The Brown Capital Management Small Company Fund (4) 1201 N. Calvert Street Baltimore, MD 21202	3,097,262	11.9%

T. Rowe Price Associates, Inc. (5) 100 E. Pratt Street Baltimore, MD 21202	2,119,327	8.2%

Royce & Associates, LLC (6) 754 Fifth Avenue New York, NY 10151	1,637,084	6.3%

Allen J. Carlson (7)	104,916	*

David N. Wormley	25,813	*

Jeffrey Cooper	13,402	*

Tricia L. Fulton (8)	26,076	*

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class

John S. Kahler (9)	23,090		*

Tim A. Twitty (10)	29,716		*

Marc Bertoneche	18,149		*

Ferdinand E. Megerlin	17,997		*

Philippe Lemaitre	10,113		*

Steven Hancox (11)	18,596		*

Wolfgang H. Dangel	6,618		*

All Directors and Executive Officers as a Group (12 persons)	4,577,697	17.6%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the persons listed who own more than 5% of the Company’s Common Stock is 1500 West University Parkway, Sarasota, Florida 34243.
(2)

This column sets forth shares of the Company’s Common Stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse. A portion of the shares owned by certain executive officers and Directors are held in margin accounts at brokerage firms. Under the terms of the margin account agreements, stocks and other assets held in the account may be pledged to secure margin obligations under the account. As of the date of this proxy statement, none of the executive officers and Directors have any outstanding margin obligations under any such accounts.

(3)

Includes 3,985,058 shares owned by the Koski Family Limited Partnership, over which Christine L. Koski, Robert C. Koski, Thomas L. Koski, and Beverly Koski share voting and investment power as the general partners in the Partnership. Christine L. Koski, Robert C. Koski and Thomas L. Koski are the adult children of Beverly Koski.

(4)

According to Amendment No. 4 to Schedule 13G, filed February 13, 2012, by Brown Capital Management, LLC, Brown Capital Management, LLC beneficially owned 3,097,262 shares, which include 1,611,030 shares beneficially owned by The Brown Capital Management Small Company Fund, a registered investment company which is managed by Brown Capital Management, LLC. Brown Capital Management, LLC has sole voting power with respect to 1,880,080 shares and sole dispositive power with respect to 3,097,262 shares. The Brown Capital Management Small Company Fund has sole voting power and sole dispositive power with respect to 1,611,030.

(5)

According to Amendment No. 2 to Schedule 13G, filed February 13, 2012, by T. Rowe Price Associates, Inc., T. Rowe Price Associates, Inc. has sole voting power with respect to 291,710 shares and sole dispositive power with respect to 2,119,327 shares.

(6)	According to Amendment No. 13 to Schedule 13G, filed January 23, 2012, by Royce & Associates, LLC, Royce & Associates, LLC has sole voting and investment power with respect to 1,637,084 shares.
(7)	Includes 27,000 shares of unvested restricted stock.

(8)	Includes 12,913 shares of unvested restricted stock.
(9)	Includes 9,951 shares owned by Mr. Kahler’s spouse.
(10)	Includes 12,913 shares of unvested restricted stock.
(11)	Includes 6,951 shares of unvested restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The goals of our compensation program are to attract and retain highly qualified leadership personnel, providing them attractive long-term career opportunities. Our compensation philosophy is to provide executives with a competitive total compensation package which motivates superior job performance, the achievement of our business objectives, and the enhancement of shareholder value. Rather than basing compensation on a series of specific performance objectives, we encourage initiative, teamwork and innovation, and each executive is enabled to use his or her abilities and particular area of responsibility to strengthen our overall performance. Our general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other manufacturing companies, particularly those of similar size and those in our geographic areas. Our compensation committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive’s experience and past and potential contributions to us.

The Compensation Process

Our compensation program is overseen by a compensation committee (the “Committee”) comprised of independent directors which operates pursuant to a charter which was approved by the Board of Directors on March 3, 2012. Compensation of our executive officers on an individual basis is reviewed annually by the Committee. The Committee also makes equity awards under compensation plans approved by the Board of Directors and, where required, the shareholders, to the chief executive officer and to other key management employees upon the recommendation of the chief executive officer. All changes in the compensation of the Company’s executive officers are required to be reported promptly to the full Board of Directors.

To assist in determining appropriate overall compensation, the Committee reviews from time to time information regarding revenues, income, and executive compensation for other public manufacturing companies and for other businesses operating in Florida and the southeast United States and selected businesses in the U.S. of similar size and scope. The Committee also considers selected information regarding compensation practices, including employee benefits, from manufacturing companies in other countries in which we operate in an effort to ensure that we maintain competitiveness locally in the markets in which our executive officers reside.

Components of Executive Compensation

Salary. Our general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other manufacturing companies, particularly in our geographic areas. Bonuses have been utilized infrequently in the past and, therefore, salary is the primary component of executive compensation. None of the Company’s executive officers other than Steven Hancox and his predecessor as General Manager of Sun Hydraulics Limited Peter Robson have employment contracts. See “U.K. Employment Agreements” below. Our overall financial performance influences the general level of salary increases and there are no pre-arranged annual increases or established ranges for salary increases. The chief executive officer, after seeking input from other key managers and reviewing selected market data, recommends increases for the other executive officers based upon his analysis of the individual executive’s experience and past and potential contributions to the Company.

Equity Compensation. We utilize equity awards as long-term compensation incentives for executive officers and other key managers. The Committee determined that the long-term compensation program would be related to company performance but that it would not move automatically in lock-step with such performance. The Committee has recognized that, at different periods in the economic cycle, long-term compensation might have greater or lesser importance in relationship to salary adjustments. Each year, the Committee establishes a pool of shares to be used for long-term compensation. The level of the pool varies with our performance, although the Committee believes that it is important to reward and incentivize employees even in difficult times. The chief executive officer recommends awards for executive officers and other key employees. The Committee reviews those recommendations, approves or revises them, and determines long-term compensation for the chief executive officer and the other named executive officers.

The principal element of our long-term compensation program is the use of restricted shares of Company common stock, granted under written plans approved by our shareholders. The Committee believes that this form of long-term compensation, tied to value creation for the Company, best aligns the interests of key employees with those of shareholders. The objectives of the program are to award the high achievers, to identify key employees within the Company (including those who demonstrate leadership) and, because it is long-term, to promote equity ownership in the Company. Criteria used by the Committee in these awards include individual responsibilities and performance results and the individual’s years of experience in the industry, with the emphasis on subjective measures such as sustained contributions to the Company, initiative, the effect of the individual on the attitudes and performance of others, and the amount of management required for the individual. No particular weight is given to any specific criterion. Equity awards are “time based” so that, in order to earn the full award, an employee must remain in our employ for a specified period of time, typically three years. The Committee in the past has granted stock options, vesting over a specified period of time, under a Company stock option plan. Since 2005, in part due to new stock compensation accounting rules, no stock options have been awarded.

At its September 2011 meeting, the Board of Directors adopted the 2011 Equity Incentive Plan, an omnibus plan designed to replace the 2001 Restricted Stock Plan, which expired in

2011, and to provide greater flexibility in making a variety of equity or equity-based awards. The purpose of the new plan, as with the prior plan, is to attract and retain officers, employees and directors of outstanding competence and to provide additional incentives to achieve long-term corporate objectives by giving them direct or indirect equity interests in the Company. The Board reserved 1,000,000 shares of its common stock for future issuance under the new plan, which will be submitted to the shareholder for approval at the 2012 meeting. See “Proposal 2, Approval of the Company’s 2011 Equity Incentive Plan.”

Because of the differences in tax treatment for employees of our foreign subsidiaries, stock appreciation rights (referred to in our plan document as performance shares) sometimes have been used for long-term compensation purposes for non-US employees, including executive officers. In 2011, performance shares were granted to one French employee.

Retirement Plan and ESOP. All of our U.S. executives, along with all of our other U.S. employees, are eligible to participate in the Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan (the “Plan”). Under the tax-qualified Plan, all U.S. based employees are able to contribute the lesser of up to 100% of their annual salary or the limit prescribed by the Internal Revenue Service to the Plan on a before-tax basis. Based on years of service, we match 100% of up to the first 6% of pay that is contributed to the Plan. All employee contributions are fully vested upon contribution. Our matching contributions vest over a five year period – 20% after one year, 40% after two years, 60% after three years, 80% after four years and 100% after five years. Each year, the Board of Directors determines, based on the Company’s performance and other factors it deems relevant, whether to make an additional contribution, and if so, in what amount. Since 2004, when an employee stock ownership plan (“ESOP”) was incorporated into the Plan, these additional contributions have been made in shares of Company common stock and all eligible employees, regardless of whether they make voluntary contributions to the Plan, participate pro rata, based upon their pay as a percentage of total pay for all U.S. employees.

Special Shared Distribution Dividend. As part of the Company’s culture and as a means of maintaining a highly productive workforce to sustain its growth and profitability, the Company believes it is important to share its success with both employees and shareholders. In furtherance of this philosophy, in May 2008, the Company declared its first shared distribution dividend comprised of a special cash dividend to shareholders and concurrent contributions for employees equal to a percentage of their wages. A similar special shared distribution dividend was paid in 2009 based upon 2008 financial results but not in 2010 because of the poor economy and its impact on the Company’s 2009 financial performance. With the improving economy and the Company’s strong performance, in March 2011, based upon its 2010 financial results, the Company declared a special cash dividend of $0.07 per share to shareholders and made contributions for employees worldwide (primarily in the form of Company stock into qualified retirement accounts), equal to 9% of their 2010 wages. In March 2012, based on its record revenues and strong profitability, the Company declared a special cash dividend of $0.12 per share to shareholders and made contributions for employees worldwide (primarily in the form of Company stock into qualified retirement accounts), equal to 13.5% of their 2011 wages. The cash amounts described above reflect a 3-for-2 stock split, effected in the form of a 50% stock dividend, which was effective on July 15, 2011.

Other Compensation. We do not use other forms of compensation on a regular basis. Relatively small cash and equity bonuses have been used sporadically to reward significant and unusual contributions. Because of the broad responsibilities given to employees and the encouragement of individual initiative, we have educational assistance policies for all employees, including executive officers. Educational assistance has been given to executive officers in the past for graduate study leading to masters and other degrees, and more specialized training, including management training at the Harvard Business School. Senior management participates in our benefit plans on the same terms as other employees. These plans include medical and dental insurance, group life insurance, and a charitable gift matching program. Under our employee stock purchase plan, approved by the shareholders in 2001, employees including executive officers may purchase shares of Company common stock at a discount of 15% from market price on the first or last day of the quarterly purchase period, whichever is lower, on a tax-favored basis under Section 423 of the Internal Revenue Code.

We provide only limited perquisites and other personal benefits.

Risks Arising from Compensation Policies and Practices. We do not use cash bonuses or include short-term incentives in our compensation program. Therefore, the Board has determined that its compensation policy and practices do not motivate imprudent risk-taking or encourage Company leaders to make decisions that might be beneficial in the short term at the expense of creating long-term Company value. The Company’s long-term compensation program, as described above, relies on general criteria that includes, in addition to performance results, the individual’s responsibilities and years of experience in the industry, with the emphasis on subjective measures such as sustained contributions to the Company, initiative, the effect of the individual on the attitudes and performance of others, and the amount of management required for the individual. The equity awards granted under the program are determined toward the end of the year and are “time based” so that, to earn the full award, an employee must remain in our employ for a specified period of time, typically three years. The shared distribution dividend introduced in 2009 is entirely discretionary with the Board of Directors and, when declared, is by its nature long-term because it rewards most employees through a contribution into their retirement accounts rather than through cash bonuses.

2011 Executive Compensation

At the September 2011 meeting of the Compensation Committee, the chief executive officer at the Committee’s request reviewed our compensation program during 2009 and 2010 and our financial performance projected through the end of the 2011 fiscal year. The Committee, as it customarily does at the September meeting, addressed long-term compensation with the chief executive officer and affirmed its desire to strengthen the link between long-term compensation and the implementation of the Company’s long-term business strategy. Given the Company’s strong financial and operational performance, the Committee determined to increase the size of the long-term compensation pool (excluding the chief executive officer) by approximately 22%, from 58,508 to 71,500 shares of restricted stock. It was agreed to use, as in the prior two years, a tiered system, with a range of share awards for each group: (1) the CEO, (2) key leaders, including those who might succeed to the top management level, (3) other high achievers, and (4) individuals who have contributed significantly in a given year and to recognize other factors particular to the individual. The Committee agreed that the Group 4 awards would predominantly reflect the views of the chief executive officer.

At the Committee’s meeting on October 26, 2011, held by conference telephone, the CEO presented an overview of his methodology for making recommendations for long-term compensation awards. He explained that, utilizing the three award tiers prescribed by the Committee, he initially made his recommendations without reference to prior year awards. He stated that he looked for significant individual contributions, experience in the industry, time with Sun, and the ability for greater future contributions. He also requested input from the senior members of the leadership group worldwide. The CEO summarized the contributions and described the backgrounds of each of the candidates for whom restricted stock grants in the highest two tiers were recommended and explained why two individuals from 2010 were not recommended for awards and eight individuals were added this year. He noted that a key focus of the Company was to expand its international business, particularly in Asia, and, therefore, several awards reflected contributions to this strategic objective.

Following the departure of the CEO from the meeting and further discussion, the Committee accepted the CEO’s recommendations, with two adjustments. In light of the CEO’s strong management performance over the past year, his overall compensation level, and the size of the other executive awards, the Committee increased his award by 18%. All awards were made in shares of Company stock based on the closing price on the NASDAQ Global Select Market on October 26. The share awards are subject to divestiture ratably over a three year period, if the employee leaves the Company during the term. For one European employee, the award is paid pursuant to a performance share agreement whereby a cash payment is made on each of the three anniversaries of the grant date equal to the closing bid price of the stock on that date multiplied by the number of shares vesting on such date. Included in the total award of 86,500 shares were 15,000 shares to Allen J. Carlson, CEO; 7,500 shares each to Tricia Fulton, CFO and Tim Twitty, Officer; and 5,000 shares to Steven Hancox, Officer. All of these restricted share awards were made under the 2011 Equity Incentive Plan, which is subject to approval by the shareholders at the Meeting.

At its regular meeting on December 3, 2011, the Committee discussed with the CEO his recommendations for new annual salaries for the executive officers. He also confirmed his desire to continue his multi-year plan he presented in December 2010 for bringing the compensation of the Company’s executive officers more in line with one another. The CEO explained his plan for 2012 increases for members of the leadership team averaging approximately 3.3% (excluding increases for certain executive officers). After further discussion, the Committee approved compensation adjustments, effective January 1, 2012, for Allen J. Carlson, CEO (to $481,000), Tricia Fulton, CFO ($200,000), and Tim Twitty, Officer ($202,000). At its regular meeting on March 2, 2012, the Committee approved an increase in compensation for Steven Hancox to $179,670.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to a corporation’s key executive officers unless certain requirements are met, including that the compensation qualify as performance-based compensation. While the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation, it is not anticipated that compensation realized by any executive officer under any of our plans now in effect will result in a material loss of tax deductions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Wolfgang H. Dangel, Chairman
Philippe Lemaitre, Vice Chairman
Christine L. Koski
David N. Wormley

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2011, January 1, 2011, and January 2, 2010. The Company has not entered into any employment agreements with any of the named executive officers except for Steven Hancox. Mr. Hancox’ agreement, entered into in 1994, set initial salary, which has been adjusted thereafter from time to time by the Company at its discretion. See “UK Employment Agreement” below. When setting total compensation for each of the named executive officers, the Committee reviews the executive’s current compensation, including equity and non-equity-based compensation.

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Allen J. Carlson President and Chief Executive Officer	2011 2010 2009	400,231 369,557 366,544	426,900 256,658 158,025	73,497 54,888 21,004	900,628 681,103 545,573

Jeffrey Cooper Officer	2011 2010 2009	161,000 159,514 158,214	— — —	31,395 23,927 9,719	192,395 183,441 167,933

Tricia L. Fulton Chief Financial Officer	2011 2010 2009	167,692 138,708 137,577	213,450 121,329 63,737	36,438 26,100 10,273	417,580 286,137 211,587

Tim Twitty Officer	2011 2010 2009	169,692 140,689 139,542	213,450 121,329 63,737	36,827 26,397 10,390	419,969 288,415 213,669

Steven Hancox (1) Officer	2011	147,963	142,300	39,172	329,435

(1)	Amounts were paid in pounds sterling, which are converted to U.S. dollars at the average exchange rate.
(2)	Amounts represent the aggregate grant date fair market value of restricted stock, based on the closing market price as of the date of grant.
(3)	All Other Compensation amounts for 2011 are as follows:

Name	Year	Perquisites and Other Personal Benefits ($)(1)		Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Allen J. Carlson	2011	28,185	(2)	45,312	73,497
Jeffrey Cooper	2011	—		31,395	31,395
Tricia L. Fulton	2011	3,738		32,700	36,438
Tim Twitty	2011	3,738		33,089	36.827
Steven Hancox	2011	1,453		37,719	39,172

(1)	Amounts primarily represent dividends received on unvested restricted stock shares.
(2)	Includes $18,437, corresponding to the amount of deferred retirement payment not permitted under the Company’s 401(K) Plan.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($)
Allen J. Carlson	October 26, 2011	15,000	426,900
Jeffrey Cooper	—	—	—
Tricia L. Fulton	October 26, 2011	7,500	213,450
Tim Twitty	October 26, 2011	7,500	213,450
Steven Hancox	October 26, 2011	5,000	142,300

(1)

Amounts represent the number of restricted shares of stock granted under the 2011 Equity Incentive Plan. The shares vest in annual installments over three years. Dividends will be paid on the shares of restricted stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Allen J. Carlson	—	—	—		27,000	(1)	632,610
Jeffrey Cooper	—	—	—		—		—
Tricia L. Fulton	—	—	—		12,913	(2)	302,552
Tim Twitty	—	—	—		12,913	(2)	302,552
Steven Hancox	—	—	—		6,951	(3)	162,862

(1)	Awards represent restricted stock that will vest as follows: 3,750 on October 9, 2012; 9,125 on October 26, 2012; 9,125 on October 26, 2013; and 5,000 on October 26, 2014.
(2)	Awards represent restricted stock that will vest as follows: 1,513 on October 9, 2012, 4,450 on October 26, 2012, 4,450 on October 26, 2013, 2,500 on October 26, 2014.
(3)	Awards represent restricted stock that will vest as follows: 651 on October 9, 2012, 2,315 on October 26, 2012, 2,318 on October 26, 2013, 1,667 on October 26, 2014.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Allen J. Carlson	6,074	146,412	11,376	295,230
Jeffrey Cooper	—	—	—	—
Tricia L. Fulton	—	—	4,962	129,593
Tim Twitty	—	—	4,962	129,593
Steven Hancox	—	—	1,800	46,435

Pension Benefits

The Company does not maintain a pension plan for any of its U.S.-based executive officers, other than the Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan. Our sole executive officer who resides outside of the U.S., Steven Hancox, maintains his own individual retirement plan under the laws of the United Kingdom. We contribute to such plan each year an amount equal to 12% of Mr. Hancox’ base salary, pursuant to the terms of Mr. Hancox’ employment agreement.

Nonqualified Deferred Compensation

The Company does not maintain a nonqualified deferred compensation program.

UK Employment Agreement

The Company entered into an employment agreement with Steven Hancox, our sole executive officer in 2011 who resides outside of the U.S., in 1994 upon his initial employment. The agreement set Mr. Hancox’ initial salary, which has been adjusted thereafter from time to time. Under the agreement, the Company provides Mr. Hancox with family health insurance and a retirement supplement equal to 12% of his base salary. The agreement may be terminated by either party upon 12 weeks’ prior written notice to the other.

Potential Payments Upon Termination or Change of Control

In December 2009, the Board of Directors approved, and the Company entered into an Executive Continuity Agreement (the “Agreement”) with each of Allen J. Carlson, President and CEO, and Tricia Fulton, CFO Officer, respectively. The intent of the Agreement is to assure the Company and the executive of continuity of management in the event of any actual or threatened change in control of the Company, by providing for specific benefits to such executives in the event of the termination of their employment with the Company following a change in control.

Upon termination of the executive’s employment following a change in control, as defined in the Agreement, the executive is entitled to a lump sum payment equal to twice the amount of his or her annual salary at the time of termination, plus the cash value at the time of grant of the executive’s current year long-term compensation award; as well as continuing medical, dental, life, disability and hospitalization benefits, at Company expense, for the executive and his or her family as then in effect, for a period of 24 months. The executive also is entitled to immediate vesting of and an extended period of at least one year following termination in which to exercise all unvested and unexercised stock options and immediate vesting and lapse of all forfeiture provisions relating to, and restrictions upon transfer of, all previously issued shares of restricted Company stock.

The following table shows the potential payments upon termination following a change of control for Mr. Carlson and Ms. Fulton, as if termination had occurred on December 31, 2011:

	Allen J. Carlson, Chief Executive Officer	Tricia L. Fulton, Chief Financial Officer
Severance Pay ($)	1,388,900	613,450
Acceleration of Restricted Stock Grants ($)	650,680	315,589
Accelerated Stock Option Vesting ($)	—	—
Welfare Benefits ($)	41,071	40,410
TOTAL	2,080,651	969,449

Pursuant to the terms of Mr. Hancox’ employment agreement, the Company is required to provide 12 weeks’ prior written notice of termination of employment. In the event that the Company were to give Mr. Hancox less than 12 weeks’ prior written notice, it would likely be required to pay the executive his base salary for 12 weeks after delivery of such notice, which would have been $33,840 at December 31, 2011.

DIRECTOR COMPENSATION

The Company historically has used a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Currently, except as described below with respect to the Chairman of the Board and the chairs of the standing committees, each nonemployee director is paid a cash fee of $2,500 for attendance at each board meeting and each committee meeting on which he or she serves when that meeting is not held within one day of a Board meeting, plus 375 shares of Company common stock pursuant to the Sun Hydraulics Corporation Amended and Restated 2004 Nonemployee Director Equity and Deferred Compensation Plan (the “Nonemployee Directors Plan”). The Chairman’s fee currently is twice that of a regular director, and the fee for the chairs of the audit, compensation and nominating committees is 125% that of a regular director. The Compensation Committee periodically reviews the director compensation program. As with executive compensation, industry data is used periodically as reference points.

The objective of the Nonemployee Directors Plan is to increase the beneficial ownership of non-employee directors in the Company and to more closely align their interests in the long-term growth and profitability of the Company with that of the shareholders. Under the Nonemployee Directors Plan, directors also may elect to receive all or part of the cash portion of their fees in shares of Company stock and, until June 2011, were entitled to defer receipt of their fees until a subsequent year. Each director receives dividend equivalents on the share units contained in his or her deferral account, which are equal in value to dividends paid on the

Company’s common stock. The dividend equivalents granted are then reinvested in the non-employee director’s stock deferral account in the form of additional share units. Upon retirement or termination of services as a director, or as otherwise permitted under the Plan, the director receives a share of common stock for each share unit awarded.

In March 2012, the Board reviewed its non-employee director compensation policy and determined that compensating Directors solely in Company stock would further align the interests of the Board and the shareholders. Accordingly, the Board adopted the 2012 Nonemployee Director Fees Plan (the “2012 Directors Plan”). Under the 2012 Directors Plan, non-employee directors will be paid solely in shares. Except as described below with respect to the Chairman of the Board and the chairs of the standing committees, each nonemployee director is paid 500 shares of Company common stock for attendance at each Board meeting and each committee meeting on which he or she serves when that meeting is not held within one day of a Board meeting. The Chairman’s fee is twice that of a regular director, and the fee for the chairs of the audit, compensation and nominating committees is 125% that of a regular director.

The 2012 Directors Plan is subject to approval by the shareholders at the Meeting. See “Proposal 3, Approval of the Company’s 2012 Nonemployee Director Fees Plan.” If the 2012 Directors Plan is approved by the shareholders at the Meeting, the Board will terminate the 2004 Nonemployee Directors Plan. No further cash or stock fees will be paid under that plan and all previously deferred fees will be paid out to the Directors no later than June 7, 2013.

Directors also are reimbursed for their expenses incurred in connection with their attendance at such meetings. Directors who are employees of the Company receive no compensation for their service as directors.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (7)	All Other Compensation ($) (8)	Total ($)

Marc Bertoneche (1)	11,250	43,423	6,486	61,159

Wolfgang H. Dangel (2)	11,250	43,423	1,741	56,414

John S. Kahler (3)	11,250	43,961	3,906	59,117

Christine L. Koski	10,000	38,814	—	48,814

Philippe Lemaitre (4)	11,250	43,961	2,993	58,204

Ferdinand E. Megerlin (5)	20,000	77,628	4,457	102,085

David N. Wormley (6)	12,500	48,570	—	61,070

(1)	Marc Bertoneche had elected to defer stock awards in the form of stock units through the March 2011 Board meeting. All deferred stock units will be paid in shares upon Mr. Bertoneche ceasing to be a Director of the Company or at an earlier election, but no later than June 7, 2013. At December 31, 2011, Mr. Bertoneche had 16,240 deferred stock units. Mr. Bertoneche changed his election in June 2011 to receive all stock awards in the form of common stock. The common stock was issued during 2011 in accordance with attendance at Board meetings.

(2)

Through the March 2011 Board meeting, Wolfgang Dangel had elected to receive and defer cash fees in the form of stock units and had also elected to defer stock awards in the form of stock units. All deferred stock units will be paid in shares upon Mr. Dangel ceasing to be a Director of the Company, but no later than June 7, 2013. At December 31, 2011, Mr. Dangel had 4,360 deferred stock units. Mr. Dangel changed his election in June 2011, to receive all cash fees and stock awards in the form of common stock. The common stock was issued during 2011 in accordance with attendance at Board meetings.

(3)

John S. Kahler had elected to defer stock awards in the form of stock units through the March 2011 Board meeting. All deferred stock units will be paid in shares upon Mr. Kahler ceasing to be a Director of the Company, but no later than June 7, 2013. At December 31, 2011, Mr. Kahler had 9,780 deferred stock units. Mr. Kahler changed his election in June 2011 to receive all stock awards in the form of common stock. The common stock was issued during 2011 in accordance with attendance at Board meetings.

(4)

Philippe Lemaitre has elected to receive 2011 cash fees in the form of common stock. The common stock was issued during 2011 in accordance with attendance at Board meetings. In prior years, Mr. Lemaitre had deferred a portion of his cash fees and stock awards in the form of stock units. At December 31, 2011, Mr. Lemaitre had 7,493 deferred stock units. All deferred stock units will be paid in shares as elected by Mr. Lemaitre, but no later than June 7, 2013.

(5)

Ferdinand E. Megerlin had elected to receive 2011 fees in the form of cash and shares of Company stock. In prior years, Mr. Megerlin had deferred a portion of his cash fees and stock awards in the form of stock units. All deferred stock units will be paid in shares upon Mr. Megerlin ceasing to be a Director of the Company or earlier election, but no later than June 7, 2013. At December 31, 2011, Mr. Megerlin had 11,159 units.

(6)	David N. Wormley has elected to receive $2,500 of his cash fees in the form of Company common stock. The common stock was issued during 2011 in accordance with attendance at Board meetings.
(7)

The stock awards represent aggregate grant date fair market value, based on the average of the high and low market price as of the date of grant. See “Security Ownership of Certain Beneficial Owners and Management” schedule on pages 13-15 regarding the number of shares beneficially owned by each of the Directors.

(8)	Amounts represent the value of dividends received on the outstanding deferred stock units during 2011. Dividends are also deferred in the form of stock units and will be payable in shares of stock.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2011. Information is included for both equity compensation plans approved by the Company’s shareholders and equity compensation plans not approved by the shareholders.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	49,032	—	2,056,848

Equity compensation plans not approved by shareholders	—	—	912,775
Total	49,032	—	2,969,623

Equity compensation plans approved by shareholders include the 1996 Stock Option Plan, the 2001 Restricted Stock Plan, the Employee Stock Purchase Plan, the 2004 Nonemployee Director Equity and Deferred Compensation Plan, and the 2006 Stock Option Plan.

Shares to be issued upon exercise in column (a) were: 49,032 under the 2004 Nonemployee Director Equity and Deferred Compensation Plan. The weighted average exercise price in column (b) represents shares under the 2004 Nonemployee Director Equity and Deferred Compensation Plan with a weighted average share price of zero. The number of securities available for future issuance in column (c) were: zero shares under the 1996 Stock Option Plan, 1,125,000 shares under the 2006 Stock Option Plan, 748,548 shares under the Employee Stock Purchase Plan, zero shares under the 2001 Restricted Stock Plan, 183,300 shares under the 2004 Nonemployee Director Equity and Deferred Compensation Plan, and 911,762 shares under the 2011 Equity Incentive Plan.

PROPOSAL 2

APPROVAL OF THE COMPANY’S 2011 EQUITY INCENTIVE PLAN

The Board of Directors adopted the Sun Hydraulics Corporation 2011 Equity Incentive Plan (“Equity Incentive Plan”) on September 9, 2011. The Equity Incentive Plan is subject to approval by the Company’s shareholders at the Meeting. The Equity Incentive Plan authorizes the Board to grant shares of restricted or unrestricted common stock of the Company, stock appreciation rights, restricted stock units or other equity-based awards to officers, employees and directors of the Company and to those of its subsidiaries. The Company currently has five executive officers, seven non-management directors and approximately 700 employees.

The purpose of the Equity Incentive Plan is to promote the growth and profitability of the Company by (i) providing the officers, employees and directors of the Company and its subsidiaries with additional incentives to achieve long-term corporate objectives, (ii) assisting the Company in attracting and retaining officers, employees and directors of outstanding competence, and (iii) providing these individuals an opportunity to acquire an equity interest in the Company.

FOLLOWING IS A SUMMARY WHICH DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE 2011 EQUITY INCENTIVE PLAN. IN CASE OF ANY CONFLICT BETWEEN THIS SUMMARY AND THE ACTUAL TEXT OF THE PLAN, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT, THE TERMS OF THE PLAN CONTROL.

Capitalized terms used in the following summary but not defined have the meanings set forth in the Equity Incentive Plan.

Shares Available Under the Equity Incentive Plan. Subject to adjustment as provided in the Equity Incentive Plan, the number of shares of Common Stock or other equity-based awards that may be granted under the Equity Incentive Plan will not in the aggregate exceed 1,000,000, which may be original issue shares, treasury shares, or a combination thereof.

Eligibility. The Board of Directors may, in its discretion award Restricted Shares to any officer, employee or member of the Board of Directors of the Company or any of its subsidiaries.

Equity Awards. At the time of the Award, the Board of Directors will cause the Company to deliver to the Participant a Grant Agreement specifying the terms of such Award. Upon the execution of the Grant Agreement by the Participant, and the payment of the purchase price for the award set forth therein, if any, the Board will cause the Company to issue a certificate or book entry shares or other documentation for such award, registered or issued in the name of the Participant.

Restricted Shares under the Plan. In addition to other times of equity Awards, The Board of Directors may grant shares of Common Stock to Participants subject to restrictions. The Restricted Shares will constitute issued and outstanding shares of Common Stock and, with certain exceptions, the Participant will have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote and to receive all regular cash dividends. Until the Restricted Shares have vested; the Participant may not sell, assign, transfer or pledge the Restricted Shares or any Retained Distributions. Upon termination of the Participant’s employment during any Restriction Period, all Restricted Shares will be forfeited to the Company.

Adjustments. The maximum number of shares that may be issued or transferred under the Equity Incentive Plan and the number of shares covered by the Equity Incentive Plan are subject to adjustment in the event of stock dividends, stock splits, combinations, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

Change in Control. In the event of a Change in Control, including but not limited to, merger, consolidation, reorganization or acquisition, the Board of Directors may, in its sole discretion, may accelerate the exercise or vesting dates of any outstanding Award, grant a cash bonus award, pay cash in exchange for the cancellation of outstanding Awards or make any other adjustments or amendments to the Equity Incentive Plan and outstanding Awards.

Administration and Amendments. The Equity Incentive Plan will be administered by the Board of Directors, unless the Board delegates its authority to the Compensation Committee or another committee comprised of non-management or independent directors, as provided therein. The Board (or, by delegation, the Compensation Committee or other committee) will have the authority, in its sole discretion, from time to time, to: (i) grant Awards to officers, employees or Directors; (ii) prescribe such limitations, restrictions and conditions upon any such Awards as it may deem appropriate; (iii) accelerate the vesting of Awards; (iv) amend Grant Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules; and (v) interpret the Equity Incentive Plan, to adopt, amend and rescind rules and regulations relating to the Equity Incentive Plan, and to make all other determinations and to take all other action necessary or advisable for its implementation and administration.

Except as noted below, the Company currently has no determinable plans to grant any awards under the Equity Incentive Plan. In October 2011, the Compensation Committee of the Board of Directors granted 86,500 shares of restricted stock under the Equity Incentive Plan to 43 employees, including 35,000 shares to the Company’s executive officers, as reflected in the following table. All of these awards were granted expressly subject to shareholder approval at the Meeting. If the Equity Incentive Plan is not approved by the shareholders at the Meeting, these awards will be cancelled.

Name and Position	Dollar Value ($) [1]	Number of Shares
Allen J. Carlson, President and Chief Executive Officer	426,900	15,000
Tricia L. Fulton, Chief Financial Officer	213,450	7,500
Tim Twitty, Officer	213,450	7,500
Steven Hancox, Officer	142,300	5,000
Current Executive Officers as a Group	996,100	35,000
All plan participants (excluding Executive Officers and Directors) as a Group	1,465,690	51,500

[1]	Calculated on a per share price of $28.46, the closing price of our common stock on October 26, 2011, the date of grant of these awards.

The affirmative vote of a majority of the shares voting on this matter is necessary to approve the adoption of the Equity Incentive Plan.

The Board of Directors recommends that you vote “FOR” Proposal 2.

PROPOSAL 3

APPROVAL OF THE COMPANY’S 2012 NONEMPLOYEE DIRECTOR FEES PLAN

The Company historically has used a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board of Directors. In March 2012, the Board reviewed its non-employee director compensation policy and determined that compensating Directors solely in Company stock would further align the interests of the Board and the shareholders. Accordingly, the Board of Directors adopted the Sun Hydraulics Corporation 2012 Nonemployee Director Fees Plan (the “2012 Directors Plan”), subject to approval by the shareholders of the Company at the Meeting.

FOLLOWING IS A SUMMARY WHICH DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE 2012 NONEMPLOYEE DIRECTOR FEES PLAN. IN CASE OF ANY CONFLICT BETWEEN THIS SUMMARY AND THE ACTUAL TEXT OF THE PLAN, WHICH IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT, THE TERMS OF THE PLAN CONTROL.

Capitalized terms used in the following summary but not defined have the meanings set forth in the 2012 Directors Plan.

Purpose. The purpose of the 2012 Directors Plan is to further align the interests of members of the Board of Directors with the Company’s shareholders, thereby promoting the long-term profits and growth of the Company. Nonemployee Directors performing special assignments shall receive such additional fees as the Board shall determine. The Company currently has seven nonemployee Directors.

Shares Subject to Nonemployee Directors Plan. Subject to adjustment as provided therein, a total of 270,000 shares of common stock may be issued under the 2012 Directors Plan. The aggregate number of Shares which may be issued during any single calendar year is limited to 25,000 Shares.

Automatic Share Compensation. As compensation for attendance at each Board meeting and each meeting of each committee of the Board on which he or she serves when the committee meeting is not held within one day of a meeting of the Board, except as provided below, each Nonemployee Director will be paid 500 shares of Common Stock. The Chairman’s fee is twice that of a regular director, and the fee for the chairs of each Board committee is 125% that of a regular director. The Board has the authority to change from time to time, in any manner it deems desirable or appropriate, the Share Compensation to be awarded to all or any one or more Nonemployee Directors so long as the total of all increases in awards does not cause the number of Shares available for issuance under the during any one calendar year to exceed the annual limit for any individual director. All such increases in director fees (except for fees for special assignments and adjustments, as described below, are subject to prior shareholder approval.

Adjustments. The maximum number of shares that may be issued under the 2012 Directors Plan and the number of shares that may be issued in any one year are subject to adjustment in the event of stock dividends, stock splits, combinations, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

Administration. The Plan shall be administered by the Board. The Board may delegate its duties to a committee of the Board and may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may consult with legal counsel who may be counsel to the Company.

Amendment and Termination. The Board may amend or terminate the 2012 Directors Plan so long as any such action does not, without his or her consent, affect the rights in any Shares issued or to be issued to a Nonemployee Director. In addition, any amendment which requires shareholder approval under the terms of the 2012 Directors Plan, applicable law or the rules of any national securities exchange or securities listing service upon which the Shares are traded or quoted is subject to such approval.

The following table reflects the awards currently anticipated to be made to the Nonemployee Directors under the 2012 Directors Plan during the 2012 fiscal year:

Name and Position	Dollar Value ($) [1]	Number of Shares

Marc Bertoneche, Director and Chair of the Audit Committee	62,625	2,500

Wolfgang H. Dangel, Director, Nominee for Director and Chair of the Compensation Committee	62,625	2,500

John S. Kahler, Director and Nominee for Director	50,100	2,000

Christine L. Koski, Director	50,100	2,000

Philippe Lemaitre, Director	50,100	2,000

Ferdinand E. Megerlin, Chairman of the Board, Director	100,200	4,000

David N. Wormley, Director and Chair of the Governance and Nominating Committee	62,625	2,500

Current Non-Executive Officer Directors as a Group	438,375	17,500

[1]	Calculated based on the closing price of our common stock on April 5 2012.

The affirmative vote of a majority of the shares voting on this matter is necessary to approve the adoption of the 2012 Directors Plan.

The Board of Directors recommends that you vote “FOR” Proposal 3.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

In March 2011, the Audit Committee engaged Mayer Hoffman McCann P.C. to report upon the financial statements of the Company for the year ended December 31, 2011. Those audited financial statements are included in the Company’s annual report to shareholders that has been provided to the shareholders along with this Proxy Statement. The Company was notified that the shareholders of Kirkland, Russ, Murphy & Tapp, P.A. (“KRMT”), the independent registered public accounting firm engaged by the Company on April 13, 2010, became shareholders of Mayer Hoffman McCann P.C. pursuant to an asset purchase agreement effective November 1, 2010. KRMT now operates under the name Mayer Hoffman McCann P.C.

Fees

The Company incurred the following fees to Mayer Hoffman McCann P.C. during fiscal years 2011 and 2010.

	2011	2010
Audit Fees	$488,000	$479,000
Audit Related Fees	15,000	15,000
Tax Fees	—	—
All Other Fees	—	—

Audit Fees were for professional services rendered for the audit of the Company’s consolidated financial statements, the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal years 2011 and 2010, respectively, and the statutory audit of Sun Hydraulik Holdings Limited, Sun Hydraulics Corporation’s wholly-owned subsidiary for its European market operations, Sun Hydraulics Limited, and Sun Hydraulik GmbH, both wholly-owned subsidiaries of Sun Hydraulik Holdings Limited. Audit fees for 2011 and 2010 also include the statutory audit of Sun Hydraulics Korea Corporation, Sun Hydraulics Corporation’s wholly-owned subsidiary.

Audit Related Fees were for expenses incurred in connection with the audit of the Company’s consolidated financial statements.

The Audit Committee has not adopted any pre-approval policies and approves all engagements with the Company’s auditors prior to the performance of services by them. As a matter of policy, the Audit Committee has determined generally not to request any new non-audit services from its auditors.

The Audit Committee has appointed Mayer Hoffman McCann P.C. to report upon the financial statements of the Company for the year ended December 29, 2012, and the effectiveness of the Company’s internal control over financial reporting as of December 29, 2012. Although the Company is not required to seek shareholder ratification of this appointment by the Company’s Bylaws or otherwise, the Board believes it to be sound corporate governance to do

so. If the shareholders do not ratify this appointment, the Audit Committee will reconsider the appointment and consider that vote in the review of its future selection of accountants, but will not be required to engage a different auditing firm. A representative from Mayer Hoffman McCann P.C. will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance.

The Board of Directors, as a matter of good corporate practice, has elected to seek ratification of Mayer Hoffman McCann P.C. as the independent registered public accounting firm to report upon the financial statements of the Company for the year ended December 29, 2012, and recommends that you vote “FOR” Proposal 4.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 Annual Meeting of Shareholders, as provided in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and as required by Section 14A of the Securities Exchange Act of 1934, as amended, we provided our shareholders the opportunity to advise our Compensation Committee and Board of Directors regarding the compensation of our named executive officers as described in our proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“say on pay”). Our shareholders also were asked to indicate how frequently we should seek a “say on pay” advisory vote. The shareholders were able to indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. At the 2011 Meeting, 93.56% of shareholders voting or who abstained from voting endorsed our Board’s recommendation that the advisory “say on pay” vote be held every year. Therefore, we are providing our shareholders the opportunity to advise our Compensation Committee and Board of Directors regarding the compensation of our named executive officers as described in this Proxy Statement.

As set forth in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” the goals of our compensation program are to attract, retain, motivate and reward highly qualified leadership personnel and to provide them with attractive long-term career opportunities. Our compensation philosophy is to provide executives with a competitive total compensation package which motivates superior job performance, the achievement of our business objectives, and the enhancement of shareholder value. Rather than basing compensation on a series of specific performance objectives, we encourage initiative, teamwork and innovation, and each executive is enabled to use his or her abilities and particular area of responsibility to strengthen our overall performance. Our general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other manufacturing companies, particularly those of similar size and those in our geographic areas. Our Compensation Committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive’s experience and past and potential contributions to us. Please read the “Compensation Discussion and Analysis” beginning on page 16 for a detailed description and analysis of our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

The advisory “say on pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We will ask our shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Company’s 2012 Proxy Statement.”

This say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. However, we value the opinions of our shareholders and our Board and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors recommends that you vote “FOR” Proposal 5, the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY

PROPOSALS AND NOMINATION OF DIRECTORS BY SHAREHOLDERS

FOR THE 2013 PROXY STATEMENT

AND PRESENTATION AT THE 2013 ANNUAL MEETING

Under SEC Rule 14a-8 and our Bylaws, if a shareholder wants to nominate a person to stand for election as a Director or introduce an item of business at our 2013 Annual Meeting of Shareholders (“2013 Annual Meeting”) and have us include such proposal or nomination in our proxy statement and form of proxy for presentation at the 2013 Annual Meeting, the nomination or proposal must be received at our principal executive offices no earlier than November 22 and no later than December 22, 2012. Accordingly, notice to the Company of a shareholder proposal or nomination submitted before November 22, 2012 or after December 22, 2012, will be considered untimely, and the matter will not be considered at the 2013 Annual Meeting.

Under our Bylaws, a shareholder must follow certain procedures to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting of Shareholders. The procedures for nominating a Director are described above in “Independence and Committees of the Board of Directors” under the headings “Governance and Nominating Committee” and “Shareholder recommendations for Nomination as a Director.”

The procedures for introducing an item of business at the 2013 Annual Meeting require providing a written notice of each proposed item of business that must include:

(i)	a brief description of the business desired to be brought before the meeting,

(ii)	the reasons for conducting such business at the meeting,

(iii)	the name and record address of the shareholder proposing such business,

(iv)	the number of shares of stock owned beneficially or of record by the shareholder,

(v)

a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of such business by the shareholder and any material interest of the shareholder in such business, and

(vi)	a representation that the shareholder intends to appear in person or by proxy to bring such business before the meeting.

Shareholder proposals and nominations for Director should be submitted in writing to Gregory C. Yadley, Secretary, at 1500 West University Parkway, Sarasota, Florida 34243. A copy of the Company’s Bylaws will be provided upon request in writing to the Secretary.

By Order of the Board of Directors,

GREGORY C. YADLEY
Secretary

Dated: April 20, 2012

APPENDIX A

SUN HYDRAULICS CORPORATION

2011 EQUITY INCENTIVE PLAN

SUMMARY OF PLAN.

•	The purpose of the Equity Incentive Plan is to promote the Corporation’s growth and profitability by

•	providing participants additional incentives to achieve long-term corporate objectives,

•	helping attract and retain officers, employees and directors of outstanding competence, and

•	providing such individuals the opportunity to acquire direct or indirect equity interests in the Corporation.

•	The Board of Directors will administer the Plan and may delegate that responsibility to the Compensation Committee or other Board committee that meets specified independence criteria.

•	Officers, employees and directors of the Corporation and its subsidiaries are eligible to participate in the Plan.

•	Awards may be made in shares of restricted or unrestricted common stock of the Corporation, or as stock appreciation rights, restricted stock units or other equity-based units.

•	No more than 1,000,000 shares or other equity units may be awarded under the Plan, and no individual may be granted more than 100,000 shares or units during any one year.

•	Awards will be evidenced by a Grant Agreement setting forth the terms of the award, including any conditions on vesting, transfer, forfeiture or other incidents of ownership established by the Board.

•

The Board may accelerate vesting or exercise dates, pay cash in exchange for cancellation of outstanding awards or may other adjustments or amendments in the event of a pending change of control of the Corporation or in other circumstances.

•	No awards may be granted after September 9, 2021.

•

The Plan must be approved by the Corporation’s shareholders at the 2012 Annual Meeting. All Awards granted under the Plan prior to the 2012 Annual Meeting are subject to approval of the Plan by the shareholders at that meeting.

I. PURPOSE.

The purpose of this Sun Hydraulics Corporation 2011 Equity Incentive Plan is to promote the growth and profitability of Sun Hydraulics Corporation (the “Corporation”) by (i) providing officers, employees and directors of the Corporation and of its subsidiaries with additional incentives to achieve long-term corporate objectives, (ii) assisting the Corporation and its subsidiaries in attracting and retaining officers, employees and directors of outstanding competence, and (iii) providing such officers, employees and directors with an opportunity to acquire an equity interest (direct or indirect) in the Corporation.

The Plan has been approved by the Corporation’s Board on September 9, 2011, and the Plan is subject to approval by the shareholders of the Corporation at the Corporation’s 2012 Annual Meeting of Shareholders. All Awards granted under this Plan prior to the date of the 2012 Annual Meeting shall be expressly subject to approval of the Plan by the shareholders at that Annual Meeting.

II. DEFINITIONS.

The following terms shall have the meanings shown:

2.1 “Award” shall mean a grant of Restricted Shares, Restricted Stock Units, Stock Appreciation Rights, or any other stock-based compensation awarded under this Plan.

2.2 “Board” means the Board of Directors of the Corporation.

2.3 “Change of Control” means the occurrence of any of the following events:

(a) any person becomes, after the effective date of this Plan, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then outstanding securities in a transaction that qualifies as a “change in ownership” or “change in effective control” under Treasury Regulation Section 1.409A-3(i)(5);

(b) individuals who constitute the Board on the effective date of the Plan cease, for any reason, to constitute at least a majority of the Board in a manner that qualifies as a “change in effective control” under Treasury Regulation Section 1.409A-3(i)(5), provided, however, that any person becoming a director subsequent to the effective date of the Plan who was nominated for election by at least 66-2/3% of the Board as constituted on the effective date of the Plan (other than the nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, relating to the election of the Board, as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered a member of the Board as constituted on the effective date of the Plan; or

(c) The consummation of a merger or consolidation of the Corporation, other than a merger or consolidation in which the Shareholders of the Corporation immediately prior to the merger or the consolidation continue to hold (either directly or indirectly) at least 51% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity; or

(d) a sale of substantially all of the assets of the Corporation to one or more unrelated businesses (other than to a corporation more than 50% of which is controlled by, or under common control with, the Corporation) in a transaction that qualifies as a “change in ownership of a substantial portion of assets” under Treasury Regulation Section 1.409A-3(i)(5)(vii), or an agreement to liquidate or dissolve the Corporation.

2.4 “Code” means the Internal Revenue Code of 1986, as the same shall be amended from time to time.

2.5 “Common Stock” means the common stock, par value $.001 per share, of the Corporation, except as provided in Section 6.2 of the Plan.

2.6 “Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code, Treasury Regulation Section 1.162-27 or any successor thereto.

2.7 “Date of Grant” means the date specified by the Board on which an Award shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

2.8 “Fair Market Value” means the last sale price of the Common Stock as reported on the NASDAQ National Market (or any other exchange or quotation system, if applicable) on the date specified; or if no sales occurred on such day, at the last sale price reported for the Common Stock; but if there should be any material alteration in the present system of reporting sales prices of such Common Stock, or if such Common Stock should no longer be listed on the NASDAQ National Market (or other exchange or quotation system), or if the last sale price reported shall be on a date more than 30 days from the date in question, the market value of the Common Stock as of a particular date shall be determined in such a method as shall be specified by the Board.

2.9 “Grant Agreement” means a written agreement between the Corporation and a Participant who has been granted an Award under this Plan.

2.10 “Non-employee Director” means a member of the Board who is not an employee of the Corporation or any Subsidiary.

2.11 “Participant” means any officer, employee or director of the Corporation or a Subsidiary who has been granted an Award under this Plan.

2.12 “Plan” means this Sun Hydraulics Corporation 2011 Equity Incentive Plan, as the same may be amended from time to time.

2.13 “Restriction Period” means a period of time beginning on the date of an Award of Restricted Shares and ending on such date as shall be determined by the Board pursuant to Section 6.3 hereof with respect to such Award.

2.14 “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Subsidiary” means any corporation (or any similar entity organized under foreign law) which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under Section 425(f) of the Code.

III. ELIGIBILITY.

3.1 Participation. The Board may grant Awards under this Plan to any officer or employee of the Corporation or of any Subsidiary of the Corporation. In granting such Awards and determining their form and amount, the Board shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Board may, in its discretion, deem relevant.

3.2 Directors. Members of the Board who are officers or employees of the Corporation or of a Subsidiary shall be eligible for Awards under this Plan on the same terms as other officers or employees. Other members of the Board of the Corporation or of any Subsidiary of the Corporation shall be eligible for Awards, except to such extent as may otherwise be established by the Board and the Board’s policies on compensation of Non-Employee Directors.

IV. AWARDS AVAILABLE UNDER THE PLAN.

The Board may, in its discretion, grant the following types of Awards under the Plan on a stand alone, combination or tandem basis:

(a) Stock Appreciation Rights. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted, payable in shares of Common Stock, in cash or a combination of Common Stock and cash, in accordance with the terms of the Award.

(b) Restricted Share Awards. A transfer of shares of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, and to such risks of forfeiture for such periods of time as the Board may determine.

(c) Stock Awards. An unrestricted transfer of ownership of shares of Common Stock.

(d) Restricted Stock Unit. A right to receive shares of Common Stock at a future date, subject to the satisfaction of such conditions as may be established by the Board and set forth in the Participant’s Grant Agreement.

(e) Dividend or Dividend Equivalent Right. A right to receive dividends or their equivalent in value, equal to the amount of the dividend actually paid with respect to one share of Common Stock, which shall be payable in Common Stock, cash or in a combination of Common Stock and cash with respect to any new or previously existing Award, as the Committee shall determine.

(f) Other Stock Awards. Other Stock Awards which are related to or serve a similar function to those Awards set forth in this Article IV.

Each Award shall be evidenced by a Grant Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Board from time to time shall approve.

V. RESTRICTED SHARE AWARDS.

5.1 Restricted Share Awards and Certificates. The Board may, in its discretion, award Restricted Shares to any officer, employee or director of the Corporation or a Subsidiary, subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the terms of this Plan. The Board shall determine the price, if any, to be paid by the Participant for the Restricted Shares. Upon the execution of the Grant Agreement by the Participant, and the payment of the purchase price for the Restricted Shares set forth therein, if any, the Board shall cause the Corporation to issue the Restricted Shares in book entry form or by issuing a certificate or certificates for such Restricted Shares, in either case registered in the name of the Participant. During the Restriction Period (as defined in Section 5.3(a)), book entries for the Restricted Shares shall bear a notation and certificates representing the Restricted Shares shall bear a restrictive legend, to the effect that ownership of the Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Grant Agreement. Any securities issued as stock dividends during the Restriction Period with respect to such Restricted Shares shall bear a restrictive notation or legend, as applicable. If stock certificates are issued, such certificates shall be deposited with the Corporation, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Corporation of all or any portion of the Restricted Shares that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Grant Agreement.

5.2 Rights as a Shareholder. A Participant granted an Award of Restricted Shares shall not be deemed to have become a shareholder of the Corporation, or to have any rights with respect to such Restricted Shares, until and unless such Participant shall have executed a Grant Agreement evidencing the Award and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions of such Award, including, but not limited to the payment of all cash consideration, if any. Thereafter, the Restricted Shares shall constitute issued and outstanding shares of

Common Stock for all corporate purposes and, except as provided below and in Section 5.3, the Participant shall have with respect to the Restricted Shares all of the rights of a shareholder of the Corporation, including the right to vote such Restricted Shares, to receive and retain all regular cash dividends paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and all other vesting requirements, if any, with respect thereto shall have been fulfilled; (ii) the Corporation will retain custody of any stock certificate or certificates issued for the Restricted Shares during the Restriction Period; (iii) other than regular cash dividends and such other distributions as the Board may in its sole discretion designate, the Corporation will retain custody of all distributions made or declared with respect to the Restricted Shares (and such retained dividends will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such retained dividends shall have been made, paid or declared shall have become vested, and such retained dividends shall not bear interest or be segregated in separate accounts; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

5.3 Restrictions and Forfeitures. Restricted Shares awarded to a Participant pursuant to this Article VI shall be subject to the following restrictions and conditions:

(a) During such Restriction Period, if any, as may be set by the Board, in its discretion, the Participant will not be permitted to sell, transfer, pledge or assign the Restricted Shares awarded to him or her. The Board may prescribe such restrictions, terms and conditions applicable to the vesting of such Restricted Shares during the Restricted Period, in addition to those provided in this Plan, and may provide for the lapse of such restrictions in installments, as it deems appropriate.

(b) Subject to the provisions of Section 5.3(c), upon termination of the Participant’s employment during the Restriction Period under such circumstances and upon such terms and conditions as shall be determined by the Board and set forth in the applicable Grant Agreement, all Restricted Shares with respect to which the restrictions have not yet expired shall be forfeited to the Corporation or repurchased by the Corporation.

(c) In the event of a Participant’s retirement, permanent total disability, or death, or in cases of special circumstances, the Board may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares.

(d) Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth herein shall be ineffective.

5.4 Completion of Restriction Period. Upon the completion of the Restriction Period, if any of the applicable restrictions, terms and conditions for vesting of all or part of the Restricted Shares, shall not have been satisfied in accordance with the terms of the applicable Grant Agreement, the unvested Restricted Shares (and any retained dividends with respect thereto) shall be forfeited by the Participant to the Corporation and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares (and retained dividends, if any).

VI. STOCK APPRECIATION RIGHTS AND OTHER STOCK AWARDS

6.1 Stock Appreciation Rights. The Board may, in its discretion, grant one or more Participants Stock Appreciation Rights either (a) in connection with stock options granted to the Participant under any stock plan of the Corporation (“Tandem SAR”), (b) in connection with all or part of any Award granted under the Plan or at any subsequent time during the term of such award, or (c) without regard to any stock option or other award.

Tandem SARs shall entitle the Participant holding the related stock option, upon exercise, in whole or in part, of the SARs, to receive payment in the amount and form determined pursuant to Section 6.1(c) below. Tandem SARs may be exercised only to the extent that the related stock option has not been exercised. The exercise of Tandem SARs shall result in a pro rata surrender of the related stock option to the extent that the Tandem SARs have been exercised.

The grant of SARs to a Participant shall be evidenced either by a separate Grant Agreement or by including provisions with respect to such SARs in the Grant Agreement for the Participant’s stock option in a form approved by the Board. Such SARs shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of the Plan, which the Board may deem appropriate.

(a) Tandem SARs related to a stock option shall be exercisable at such time or times and to the extent, but only to the extent, that the stock option to which they relate shall be exercisable.

(b) SARs (and any stock option related thereto) shall in no event be exercisable before the expiration of one year from the Date of Grant, except as may be set forth in the Participant’s Grant Agreement, including, without limitation, with respect to retirement after age 65, disability or death of a Participant, or a Change in Control. SARs shall be exercisable for such period as the Board shall determine, but for not more than ten years from the Date of Grant thereof.

(c) Upon exercise of SARs, the Participant shall be entitled to receive an amount equal in value to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the Exercise Price of the SAR on the Date of Grant, or in the case of a Tandem SAR, the Exercise Price of the related stock option, multiplied by the number of shares in respect of which the SARs shall have been exercised. Such amount shall be paid in the form of cash, shares of Common Stock, other property, or any combination thereof, as determined by the Board.

(d) In no event shall a SAR be exercisable at a time when the Exercise Price of the underlying stock option is greater than the Fair Market Value of the shares subject to the related stock option.

(e) The exercise price of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

6.2 Other Stock Awards. The Board may, in its discretion, grant awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock Awards”) to Participants, either alone or in addition to other awards granted under the Plan. Other Stock Awards shall be paid only in shares of Common Stock. Subject to the provisions of the Plan, the Board shall have sole and complete discretion to determine the individuals to whom and the time or times at which such Other Stock Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Other Stock Awards, and all other conditions of the Other Stock Awards.

VII. CHANGE IN CONTROL TRANSACTIONS.

In the event of a pending Change in Control, the Board may, in its sole discretion, take any one or more of the following actions with respect to any one or more Participants:

(a) Accelerate the exercise dates or vesting dates of any outstanding Awards;

(b) Make outstanding Restricted Shares, Restricted Stock Units, Stock Appreciation Rights or Other Stock Awards fully vested and exercisable;

(c) Grant a cash bonus award to any of the holders of outstanding Awards;

(d) Pay cash to any or all Participants in exchange for the cancellation of their outstanding Awards; or

(e) Make any other adjustments or amendments to the Plan and outstanding Awards.

If the Common Stock is registered under the Securities Exchange Act of 1934, any such action with respect to any named executive officer of the Corporation or other Covered Employee shall be effective only if it is approved by the Compensation Committee and the Committee is comprised exclusively of outside directors within the meaning of section 162(m) of the Code

In exercising its authority under this Section VII, the Board or Compensation Committee shall have no duty to apply any action taken under this Section uniformly to all Participants, and may choose, in its sole discretion, whether or not the Awards granted to any particular Participant will be affected (subject to any pre-existing provisions in the Participant’s Grant Agreement or employment agreement with the Corporation requiring accelerated vesting upon a Change in Control).

VIII. LIMITATION ON SHARES OF COMMON STOCK.

8.1 Aggregate Limitation on Shares Available Under Plan.

(a) Shares of Common Stock which may be issued pursuant to Awards granted under the Plan may be either authorized and unissued shares of Common Stock or Common Stock held by the Corporation as treasury stock. The number of shares of Common Stock reserved for issuance under this Plan shall not exceed 1,000,000 shares of Common Stock, subject to such adjustments as may be made pursuant to Section 8.2.

(b) To the extent that shares of Common Stock subject to an outstanding Award are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such Award, by reason of the tendering or withholding of shares (by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to such an Award under the Plan, by reason of being settled in cash in lieu of Common Stock or settled in a manner such that some or all of the shares covered by the Award are not issued to a Participant, then such shares shall immediately again be available for issuance under the Plan.

(c) The Board may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

8.2 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board shall adjust the number of shares of

Common Stock which may be issued under this Plan and make any and all other adjustments deemed appropriate by the Board in such manner as the Board determine to be appropriate to prevent substantial dilution or enlargement of the rights granted to the Participants.

8.3 Limitation on Grants to Individual Participants. Subject to adjustment pursuant to Section 8.2, the maximum number of shares of Common Stock that may be covered by Awards granted under the Plan to any single Participant during any one calendar year shall be 100,000 shares; provided, any Awards or portion of Awards that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant. If a Stock Appreciation Rights Award is granted in tandem with a stock option, such that the exercise of the stock option with respect to a share of Common Stock cancels the tandem Stock Appreciation Right with respect to such share, the tandem stock option and Stock Appreciation Right Award with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this Section 8.3.

IX. MISCELLANEOUS.

9.1 General Restriction. Any Award granted under this Plan shall be subject to the requirement that, if at any time the Board shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board.

9.2 Withholding Taxes.

(a) The Corporation shall have the right to require participating employees to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock pursuant to Awards under the Plan.

(b) The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

(c) Amounts to which the Corporation is entitled pursuant to Section 10.2(a) or (b), may be, at the election of the Participant and with the approval of the Board, either (i) paid in cash, or (ii) withheld from the Participant’s salary or other compensation payable by the Corporation, including cash payments made under this Plan.

(d) At the discretion of the Board, the Corporation may instead make a loan to the Participant in an amount not to exceed the grossed up amount of any Federal and state taxes payable in connection with the vesting of an Award, or the delivery of shares under the Award, for the purpose of assisting such Participant to pay the payroll taxes associated with the Award. Any such loan may be secured by the shares of Common Stock issued to the Participant or other collateral deemed adequate by the Board and will comply in all respects with all applicable laws and regulations. The Board may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event shall such a loan be made to any named executive officer, nor shall the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.

9.3 Payments by Participants. The Board may determine that any payment which may be due from a Participant pursuant to the terms of an Award under this Plan may be payable: (i) via personal check,

bank draft, money order, certified check, or cashier’s check payable to the order of the Corporation or by money transfers or direct account debits; (ii) a copy of irrevocable instructions to a broker to promptly deliver to the Corporation the amount of proceeds from a sale of shares equal to the exercise price or other payment, or (iii) such other method of payment as may be expressly approved by the Board. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms; provided, such payment pursuant to clause (iii) shall be subject to compliance with Federal Reserve Board Regulation T, federal and state securities laws and trading policies established by the Corporation and applicable to the Participant.

9.4 No Right to Employment. Nothing in this Plan or in any Grant Agreement entered into pursuant to it shall confer upon any Participant the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such Participant.

9.5 Non-Uniform Determinations. The Compensation Committee’s determinations under this Plan (including without limitation its determinations of the persons to receive Awards, the form, amount and timing of such Awards and the terms and provisions of such Awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under this Plan, whether or not such Participants are similarly situated.

9.6 Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board or Compensation Committee may provide for the elimination of fractions or for the settlement thereof in cash.

9.7 Compliance with Code Section 409A. To the extent that any Awards of stock options, Stock Appreciation Rights or Restricted Shares might otherwise be treated as deferred compensation subject to the requirements of Code Section 409A, it is intended that such Awards shall be interpreted and administered in a manner consistent with the requirements to qualify for the exemptions for stock rights under Treasury Regulation Section 1.409A-1(b)(5). To the extent any other Awards under the Plan are subject to the requirements of Code Section 409A and cannot qualify as “stock right” exempt from Code Section 409A, it is intended that such Awards shall be construed and administered, to the fullest extent possible, to be in compliance with Code Section 409A.

9.8 Transferability of Awards. Except as provided below, and except as otherwise authorized by the Board in the Participant’s Grant Agreement, no Award and no shares of Common Stock subject to Awards that have not been issued or as to which any applicable restriction has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Board may, in its discretion, permit a Participant to transfer all or a portion of his or her stock options to members of his or her immediate family, to trusts established for the benefit of members of his or her immediate family, or to family limited partnerships in which the Participant and immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such transferred award shall be subject to all of the terms and conditions of the Plan and the Grant Agreement relating to the transferred award.

X. ADMINISTRATION.

10.1 The Plan shall be administered by the Board. Notwithstanding the preceding sentence, the Board may delegate its authority under this Plan to the Compensation Committee or to any other Committee of the Board consisting of at least two Board members who each qualify as (i) a “non-employee director” within the meaning of Rule 16b-3, (ii) an “outside director” within the meaning of Section 162(m) of the Code and the regulations thereunder (or any successor law or regulation), and (iii) an “independent director” as such term is defined or used by the rules of the NASDAQ Stock Market or any other exchange on which Common Stock is listed. The members of any such Committee shall serve at the pleasure of the Board.

10.2 Except as provided in Section 3.2, the Board shall have the authority, in its sole discretion, from time to time:

(a) to grant Awards to officers, employees and directors of the Corporation and of Subsidiaries of the Corporation, as provided for in this Plan;

(b) to prescribe such limitations, restrictions and conditions upon any such Awards as the Board shall deem appropriate;

(c) to accelerate the vesting of Restricted Shares or other Awards, as it may deem appropriate;

(d) to amend the relevant Grant Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, as it may deem to be desirable; and

(e) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan.

10.3 All actions taken by the Board shall be final, conclusive and binding upon any eligible Participant. No member of the Board, the Compensation Committee or other Board Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

XI. AMENDMENT AND TERMINATION.

11.1 Amendment or Termination of the Plan. The Board may at any time and may from time to time amend this Plan as it may deem advisable; provided, however the Board shall obtain shareholder approval of any amendment for which shareholder approval is required under the shareholder approval requirements imposed on the Corporation by the Listing Rules of any stock exchange on which the Common Stock is listed, including an amendment which would (i) increase the aggregate number of shares of Common Stock which may be issued under this Plan (other than increases permitted under Section 8.2), or (ii) extend the term of this Plan. The amendment of this Plan shall not, without the consent of the affected Participant, affect such Participant’s rights under an Award previously granted.

11.2 Term of Plan. No Awards shall be granted under the Plan after September 9, 2021, the tenth anniversary of the date on which the Plan became effective.

XII. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and/or cash, and such arrangements may be either generally applicable or applicable only in specific cases.

XIII. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida.

Adopted by the Board of Directors on September 9, 2011

APPENDIX B

SUN HYDRAULICS CORPORATION

2012 NONEMPLOYEE DIRECTOR FEES PLAN

The purpose of this Sun Hydraulics Corporation 2012 Nonemployee Director Fees Plan (the “Plan”) is to further align the interests of each member of the Company’s Board of Directors (“Board”) who is not also an employee of the Company or any of its subsidiaries (“Nonemployee Directors”) with the Company’s shareholders, by providing for the payment of such individual’s director fees in shares of the Company’s common stock, par value $.001 per share (“Common Stock”), thereby promoting the long-term profits and growth of the Company.

Article I. Nonemployee Director Fees

1.1 Payment of Nonemployee Director Fees.

A. Share Compensation. For his or her attendance at each meeting of the Board, and each meeting of each committee of the Board on which such Nonemployee Director serves when the committee meeting is not held within one day of a Board meeting, each Nonemployee Director shall be paid 500 shares of Common Stock (“Shares”), which Shares shall be deemed fully paid and non-assessable (“Share Compensation”).

B. Compensation for Additional Services. In addition to the director fees provided for in subsection A. above, for their additional services provided, Nonemployee Directors performing the following functions shall be paid the additional compensation indicated:

i. The Chairman of the Board shall be paid additional Share Compensation equal to 100% of the director fees provided for in subsection A.

ii. The chair of each Board committee shall be paid additional Share Compensation equal to 25% of the director fees provided for in subsection A. (rounded up to the nearest whole share) above; and

iii. Nonemployee Directors performing special assignments shall receive such additional fees as the Board shall determine.

1.2 Modifications. The Board shall have the authority to change from time to time, in any manner it deems desirable or appropriate, the Share Compensation to be awarded to all or any one or more Nonemployee Directors under Section 1.1; provided, however, that the total of all increases in awards shall not cause the number of Shares available for issuance under the Plan during any one calendar year to exceed the annual limit set forth in Section 3.2 below; and provided further that all such increases in director fees (except for fees for special assignments under Section 1.1.B.iii. and adjustments made pursuant to Section 2.3) shall be subject to prior shareholder approval.

1.3 Issuance of Shares. Promptly following each Board or committee meeting for which Share Compensation is payable, the Company shall issue to each Nonemployee Director a number of whole Shares equal to the Share Compensation provided for in Section 1.1, as modified pursuant to Section 1.2.

Article II. Administration, Amendment and Termination

2.1 Administration. The Plan shall be administered by the Board. The Board may delegate its duties to a committee of the Board and may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may consult with legal counsel who may be counsel to the Company.

2.2 Amendment and Termination. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Nonemployee Director, affect the rights in any Shares issued or to be issued to such Nonemployee Director; and further provided, that, any amendment which must be approved by the shareholders of the Company in order to comply with Section 1.2 hereof, applicable law or the rules of any national securities

B-1

exchange or securities listing service upon which the Shares are traded or quoted shall not be effective unless and until such approval is obtained. Presentation of the Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

2.3 Adjustments. In the event of any change in the outstanding Common Stock by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number or kind of Shares that may be issued under the Plan automatically shall be adjusted so that the proportionate interest of the Nonemployee Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.

Article III. Shares Subject to Plan

3.1 Shares Subject to Plan. Subject to adjustment as provided in this Plan, the total number of Shares of Common Stock which may be issued under this Plan shall be 270,000.

3.2 Annual Limit on Shares. The aggregate number of Shares which may be issued under Article I of this Plan during any single calendar year shall be limited to 25,000 Shares.

Article IV. Effective Date; Approval by Shareholders

The Plan was adopted by the Board of Directors on March 3, 2012[, and approved by the Company’s shareholders on June 4, 2012].

Article V. General Provisions

5.1 No Continuing Right to Serve as a Director. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Nonemployee Director any right to continue as a Director of the Company or any of its subsidiaries.

5.2 Restrictions on Shares and Rights to Shares. Except as set forth in Section 1.3 and any restrictions required by law, a Nonemployee Director shall have all rights of a shareholder with respect to his or her Shares. No person shall have any right to commute, encumber, pledge or dispose of any interest herein or right to receive payments hereunder, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

5.3 Governing Law. This Plan shall be governed by and construed in accordance with Florida law.

5.4 Miscellaneous. Headings are given to the sections of this Plan as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

SUN HYDRAULICS CORPORATION

By:	/s/ Allen J. Carlson
Allen J. Carlson, President

[Effective June 4, 2012]

B-2

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 4, 2012.

[QC code]	Vote by Internet
• Go to www.investorvote.com/SNHY • Or scan the QR code with your smartphone • Follow the steps outlined on the secured website.

Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone.
		•	Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR all Proposals.

1.	Election of Directors *:

	For	Withhold		For	Withhold		For	Withhold
01 - Allen J. Carlson	☐	☐	02 - Wolfgang H. Dangel	☐	☐	03 - John S. Kahler	☐	☐

*	To elect three Directors for a three-year term ending in 2015.
		For	Against	Abstain			For	Against	Abstain
2.	Approval of the adoption of the Sun Hydraulics Corporation 2011 Equity Incentive Plan	☐	☐	☐	3.	Approval of the adoption of the Sun Hydraulics Corporation 2012 Nonemployee Director Fees Plan	☐	☐	☐

4.	Ratification of Appointment of Mayer Hoffman McCann P.C. as the Independent Registered Certified Public Accounting Firm of the Corporation.	☐	☐	☐	5.	Advisory Vote on Executive Compensation.	☐	☐	☐

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy - SUN HYDRAULICS CORPORATION

701 Tallevast Road

Sarasota, FL 34243

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 4, 2012.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received notice of the Annual Meeting of Shareholders of Sun Hydraulics Corporation to be held at 10:00 a.m., Eastern Daylight Savings Time, on Monday, June 4, 2012, hereby designates and appoints Ferdinand E. Megerlin and David N. Wormley, and each of them with authority to act without the other, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of Sun Hydraulics Corporation that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of each of the Directors listed, and FOR Proposals 2, 3, 4 and 5

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

(see reverse side)